UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2020

YELP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35444	20-1854266
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
140 New Montgomery Street, 9th Floor
San Francisco, California 94105
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 908-3801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.000001 per share	YELP	New York Stock Exchange LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On February 13, 2020, Yelp Inc. (the “Company”) announced its financial results for the fourth quarter and full year ended December 31, 2019 by issuing a Letter to Shareholders (the “Letter”) and a press release. Copies of the press release and the Letter are furnished as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K, respectively.

The information in this Item 2.02 and Exhibits 99.1 and 99.2 attached hereto are furnished to, but not “filed” with, the Securities and Exchange Commission (“SEC”) and shall not be deemed to be incorporated by reference into any of the Company’s filings with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item. 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On February 8, 2020, Mariam Naficy notified the Company of her decision to resign as a member of the Company's Board of Directors (the "Board"), effective immediately. Ms. Naficy was an independent Class II director and a member of the Nominating and Corporate Governance Committee of the Board (the "Nominating Committee"). Ms. Naficy indicated that her decision to resign was not a result of any disagreement with the Company on any matter related to the Company's operations, policies or practices.

Appointment of Director

On February 8, 2020, upon the recommendation of the Nominating Committee, the Board appointed Christine Barone to serve as a Class II director on the Board, effective as of March 1, 2020, until the Company's 2020 Annual Meeting of Stockholders and until her successor has been duly elected and qualified, or until her earlier death, resignation or removal. Ms. Barone will also serve as a member of the Nominating Committee.

In connection with her election, Ms. Barone will be entitled to receive (a) a stock option to purchase shares of the Company's common stock, valued at $162,500, and (b) restricted stock units covering shares of the Company's common stock, valued at $162,500. Ms. Barone will also be entitled to receive the Company's standard compensation for non-employee directors, which was as follows as of January 1, 2020:

•$30,000 per year for service as chairperson of the Board;
•$32,000 per year for service as a Board member (in addition to the cash compensation for service as chairperson of the Board);
•$20,000 per year for service as chairperson of the Audit Committee of the Board;
•$9,000 per year for service as a member of the Audit Committee of the Board (other than as chairperson);
•$10,000 per year for service as chairperson of the Compensation Committee of the Board;
•$5,000 per year for service as a member of the Compensation Committee of the Board (other than as chairperson);
•$7,000 per year for service as chairperson of the Nominating Committee;
•$2,600 per year for service as a member of the Nominating Committee (other than as chairperson); and
•an annual equity award valued at $175,000.

The Company will enter into a standard form of indemnification agreement (the "Indemnification Agreement") with Ms. Barone in connection with her appointment to the Board. The Indemnification Agreement provides, among other things, that the Company will indemnify Ms. Barone under the circumstances and to the extent provided for therein, for certain expenses she may be required to pay in connection with certain claims to which she may be made a party by reason of her position as director of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company's Amended and Restated Bylaws. The foregoing is only a brief description of the Indemnification Agreement, does not purport to be complete and is qualified in its entirety by the Company's standard form of indemnification agreement, previously filed as Exhibit 10.6 to the Company's Registration Statement on Form S-1 (No. 333-178030), as amended, on February 3, 2012.

There are no arrangements or understandings between Ms. Barone and any other persons pursuant to which she was elected as a director of the Company. There are no family relationships between Ms. Barone and any other director or executive officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the SEC.

Appointment of Executive Officer

On February 8, 2020, the Board appointed David Schwarzbach as the Company's Chief Financial Officer, principal financial officer and principal accounting officer, effective as of February 14, 2020. James Miln will continue as the Company's Interim Chief Financial Officer, principal financial officer and principal accounting officer through February 13, 2020, after which he will return to his former position leading Financial Planning and Analysis at the Company.

Mr. Schwarzbach, 51, previously served as chief financial officer of Optimizely, Inc., a private company with approximately 400 employees that provides A/B testing tools and personalization capabilities for websites, mobile apps and connected devices, from October 2015 through January 2020. He also served as chief operating officer of Optimizely from February 2017 through January 2020. From June 2011 through September 2015, Mr. Schwarzbach held several senior finance positions at eBay Inc., an Internet marketplace company, most recently as vice president and chief financial officer of eBay's multibillion-dollar North American Marketplaces business. Mr. Schwarzbach holds a B.S. in plant science from the University of California, Davis and an M.P.A. in economics and public policy from Princeton University.

There are no arrangements or understandings between Mr. Schwarzbach and any other persons pursuant to which he was selected as Chief Financial Officer. There are no family relationships between Mr. Schwarzbach and any director or other executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the SEC.

On December 27, 2019, the Company entered into an employment offer letter (the "Offer Letter") with Mr. Schwarzbach establishing his compensation, as follows:

Base Salary. Mr. Schwarzbach's annual base salary will be $450,000.

Equity Compensation. Mr. Schwarzbach will be entitled to receive the following equity awards:

•restricted stock units covering shares of the Company's common stock, valued at $1.6 million (the "RSUs"), which vest over four years, with 25% of the RSUs vesting on February 20, 2021 and the remainder vesting ratably on a quarterly basis over the following three years;
•a stock option to purchase shares of the Company's common stock, valued at $800,000 (the "Option"), which vests over four years, with 25% of the shares subject to the Option vesting after his first year of employment and the remainder vesting ratably on a monthly basis over the following three years; and
•performance restricted stock units with a target value of $800,000 (the "PRSUs," and together with the RSUs and Option, the "Equity Awards"), which will be subject to the achievement of 2020 performance goals to be established by the Board in addition to a time-based vesting schedule. The Board will evaluate the extent to which the 2020 performance goals have been achieved in the first quarter of 2021 and, based on such level of achievement, determine the number of PRSUs eligible to vest, if any; 25% of any eligible PRSUs will then vest in the open trading window immediately following the determination of the achievement level and the remainder vesting in equal quarterly installments over the following three years.
The vesting of each Equity Award is subject to Mr. Schwarzbach's continued service with the Company through each vesting date.

Severance Arrangements. Mr. Schwarzbach will be eligible to participate in the Company's Executive Severance Benefits Plan (the "Severance Plan"), as described in the Company's definitive proxy statement on Schedule 14A filed with the SEC on April 22, 2019, which was previously filed with the SEC as Exhibit 10.19 to the Company's Registration Statement on Form S-1 (No. 333-178030), as amended, on February 3, 2012.

The foregoing is only a brief description of the Offer Letter and Severance Plan, does not purport to be complete and is qualified in its entirety by reference to the Offer Letter and Severance Plan.

The Company will also enter into an Indemnification Agreement with Mr. Schwarzbach in connection with his appointment as Chief Financial Officer.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated February 13, 2020, entitled “Yelp Reports Fourth Quarter and Full Year 2019 Financial Results.”
99.2	Letter to Shareholders, dated February 13, 2020.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 13, 2020	YELP INC.
		By:	/s/ James Miln
James Miln
Interim Chief Financial Officer